FOR IMMEDIATE RELEASE

ASCEND ACQUISITION AND NATIONAL GEOGRAPHIC GAMES LAUNCH

‘NATIONAL GEOGRAPHIC DINO LAND’ MOBILE GAME

SAN FRANCISCO (January 23, 2013)— National Geographic and Ascend Acquisition Corp., through its wholly owned subsidiary, Andover Games, bring an exciting dinosaur park game to mobile devices with the launch of National Geographic Dino Land for iPhone, iPod Touch and iPad, available later this month on the App Store.

National Geographic Dino Land is an interactive time- and resource-management game in which players build and customize their own dinosaur park while learning fun facts about real dinosaurs. It expands upon the gameplay mechanics of the most successful games in the market within the genre. Each dinosaur in the game has facts and photos from National Geographic’s popular “Ultimate Dinopedia” iPad app and book.

Players are challenged to collect and breed dinosaurs in a fun interactive environment where they can unlock new species as they become better at managing their resources. Players will be able to enhance their experience with in-app purchases for premium dinosaurs and items to decorate their park, as well as bonus features and gameplay. National Geographic Dino Land mixes elements of both prehistoric and modern style, resulting in a game landscape that is fun, youthful and educational.

“We are delighted to team with Ascend Acquisition to provide an educational experience consistent with the culture and values of the National Geographic Society,” said Chris Mate, National Geographic’s vice president of Games. “We believe that players of all ages will enjoy National Geographic Dino Land and all the exciting challenges posed by this fun and engaging game.”

“We are pleased that the first major mobile game launch at Andover Games is associated with National Geographic,” said Craig dos Santos, chief executive officer of Ascend Acquisition. “Teaming with National Geographic is part of our strategy of linking our high quality mobile games with powerful brands. We look forward to making announcements of other games currently in beta testing in the near future.”

About National Geographic

The National Geographic Society is one of the world’s largest nonprofit scientific and educational organizations. Founded in 1888 to “increase and diffuse geographic knowledge,” the Society’s mission is to inspire people to care about the planet. It reaches more than 450 million people worldwide each month through its official journal, National Geographic, and other magazines; National Geographic Channel; television documentaries; music; radio; films; books; DVDs; maps; exhibitions; live events; school publishing programs; interactive media; and merchandise. National Geographic has funded more than 10,000 scientific research, conservation and exploration projects and supports an education program promoting geographic literacy. For more information, visit www.nationalgeographic.com.

About Ascend Acquisition

Ascend Acquisition Corp. (OTC BB: ASCQ.OB) operates through its wholly owned subsidiary, Andover Games which creates and distributes original mobile games on the iOS and Android platforms. Andover Games produces mobile gaming content for leading national and international brands as well as developing independent mobile games.

(MORE)

DINO LAND (PAGE 2)

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Ascend Acquisition’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the control of Ascend Acquisition and Andover Games and are difficult to predict. The information set forth herein should be read in light of such risks. Neither Ascend Acquisition nor Andover Games assumes any obligation to update the information contained in this press release.

###

CONTACTS:

Jon Ledecky

Ascend Acquisition Corp.

(307) 633-2831

jledecky@andovergames.com

Anna Irwin

National Geographic Society

(202) 862-8267

airwin@ngs.org